EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
------

Peoples Bankcorp, Inc.

                                                                   State or Other                         Percentage
Subsidiaries (1)                                              Jurisdiction of Incorporation               Ownership
---------------                                               -----------------------------               ----------

Ogdensburg Federal Savings and Loan Association                        United States                         100%

_____________
(1) The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.